UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2023

 TG Venture Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41000	86-1985947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1390 Market Street, Suite 200

 San Francisco, CA 94102
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (628) 251-1369

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	TGVC.U	Nasdaq Global Market
Class A Common Stock, par value $0.0001 per share	TGVC	Nasdaq Global Market
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TGVC.W	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 10, 2023, TG Venture Acquisition Corp., a Delaware corporation (the “Company”) entered into an amendment (the “First Amendment”) to the Business Combination Agreement (the “Business Combination Agreement”), dated December 5, 2022, by and among (i) the Company, (ii) The Flexi Group Limited (“Flexi”), (iii) The Flexi Group Holdings, Ltd., a direct wholly owned subsidiary of Flexi (“PubCo”), (iv) The Flexi Merger Co. Ltd., a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), and (v) Flexi Merger Co. LLC, a direct wholly owned subsidiary of PubCo (“Merger Sub 2”).

The First Amendment revises the earnout periods set forth in the Business Combination Agreement to provide that Flexi shareholders may receive earnout shares based on PubCo revenue targets achieved during the first two full fiscal years following the closing of the business combination to be effected pursuant thereto.

A copy of the First Amendment is filed as Exhibit 2.1 to this Current Report on Form 8-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the First Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	First Amendment to Business Combination Agreement, dated as of August 10, 2023, by and among the Company, Flexi, PubCo, Merger Sub 1 and Merger Sub 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Venture Acquisition Corp.

By:	/s/ Pui Lan Patrick Tsang
	Name:	Pui Lan Patrick Tsang
	Title:	Chief Executive Officer and Director

Dated: August 10, 2023